Exhibit 4.1

EIDP, INC.

$500,000,000 5.125% Senior Notes due 2032

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 14, 2025

to

INDENTURE

Dated as of May 15, 2020

U.S. Bank Trust Company, National Association

(as successor in interest to U.S. Bank National Association)

Trustee

-i-

Table of Contents

(continued)

EXHIBITS

EXHIBIT A – Form of Global 2032 Note

-ii-

THIRD SUPPLEMENTAL INDENTURE, dated as of May 14, 2025 (this “Third Supplemental Indenture”), between EIDP, Inc. (formerly known as E. I. du Pont de Nemours and Company), a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company executed and delivered to the Trustee the Indenture, dated as of May 15, 2020 (the “Base Indenture” and, as supplemented by this Third Supplemental Indenture, the “Indenture”), between the Company and the Trustee, providing for the issuance by the Company from time to time of one or more series of its debt securities (the “Securities”);

WHEREAS, the Base Indenture provides, among other things, that by means of a supplemental indenture, the Company and the Trustee may, without the consent of Holders, establish the form, title and terms of Securities of any series in accordance with the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to establish a new series of Securities under the Base Indenture to be designated as the “5.125% Senior Notes due 2032” (the “Notes”);

WHEREAS, the form, title and terms of the Notes shall be set forth in this Third Supplemental Indenture in accordance with the terms of the Base Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to the Unanimous Written Consent, dated May 7, 2025, has duly authorized the issuance of the Notes and has authorized the proper officers of the Company to execute and deliver any and all instruments and documents necessary or advisable to effect such issuance;

WHEREAS, this Third Supplemental Indenture is being entered into pursuant to Sections 3.01 and 14.01 of the Base Indenture; and

WHEREAS, all acts and things necessary to make this Third Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution of this Third Supplemental Indenture and the issuance hereunder of the Notes has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms, titles and terms of the Notes, the Company covenants and agrees with the Trustee, as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) each term defined in the Base Indenture has the same meaning when used in this Third Supplemental Indenture; provided, however, that if a term is defined both herein and in the Base Indenture, the definition in this Third Supplemental Indenture shall govern with respect the Notes;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d) references to “Article” or “Section” or other subdivisions herein are references to an Article, Section or other subdivisions of this Third Supplemental Indenture.

Section 1.01 Definition of Terms. Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Third Supplemental Indenture have the meanings hereinafter set forth:

Base Indenture:

The term “Base Indenture” has the meaning specified in the recitals of this Third Supplemental Indenture.

Below Investment Grade Rating Event:

The term “Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

Business Day:

The term “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Change of Control:

The term “Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any Person or Group other than the Company or one of its subsidiaries;

(ii) the approval by the holders of the Company’s voting stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting interests in the Company’s capital stock.

Change of Control Offer:

The term “Change of Control Offer” has the meaning specified in Section 4.01(a) of this Third Supplemental Indenture.

Change of Control Payment:

The term “Change of Control Payment” has the meaning specified in Section 4.01(a) of this Third Supplemental Indenture.

Change of Control Payment Date:

The term “Change of Control Payment Date” has the meaning specified in Section 4.01(b) of this Third Supplemental Indenture.

Change of Control Triggering Event:

The term “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

Company:

The term “Company” has the meaning specified in the preamble of this Third Supplemental Indenture.

Exchange Act:

The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.

Fitch:

The term “Fitch” means Fitch Ratings Inc. and its successors.

Group:

The term “Group” means a group of related persons for purposes of Section 13(d) of the Exchange Act.

Indenture:

The term “Indenture” has the meaning specified in the recitals of this Third Supplemental Indenture.

Investment Grade Rating:

The term “Investment Grade Rating” means, with respect to Fitch, a rating equal to or higher than BBB- (or its equivalent under any successor rating categories of Fitch), with respect to Moody’s, a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories of Moody’s) and, with respect to S&P, BBB- (or its equivalent under any successor rating categories of S&P), or, if the Notes are not then rated by Fitch, Moody’s or S&P, an equivalent investment grade credit rating by any additional Rating Agency or Rating Agencies selected by the Company.

Issue Date:

The term “Issue Date” means May 14, 2025.

Moody’s:

The term “Moody’s” means Moody’s Investors Service, Inc. and its successors.

Notes:

The term “Notes” has the meaning specified in the recitals of this Third Supplemental Indenture.

Rating Agencies:

The term “Rating Agencies” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a credit rating agency registered as a “nationally recognized statistical rating organization” with the SEC, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

Regular Record Date:

The term “Regular Record Date” has the meaning specified in Section 2.04 of this Third Supplemental Indenture.

S&P:

The term “S&P” means S&P Global Ratings and its successors.

SEC:

The term “SEC” means the U.S. Securities and Exchange Commission.

Securities:

The term “Securities” has the meaning specified in the recitals of this Third Supplemental Indenture.

Trustee:

The term “Trustee” has the meaning specified in the preamble of this Third Supplemental Indenture.

ARTICLE II

GENERAL TERMS OF THE NOTES

Section 2.01 Designation and Principal Amount.

(a) There is hereby authorized and established a new series of Securities under the Base Indenture, designated as the “5.125% Senior Notes due 2032,” which is not limited in aggregate principal amount.

(b) There are initially to be authenticated and delivered $500,000,000 aggregate principal amount of the Notes.

Section 2.02 Further Issues. Notwithstanding the initial aggregate principal amount set forth in Section 2.01(b) of this Third Supplemental Indenture, the Company may, from time to time without the consent of the Holders of the Notes, issue additional notes hereunder having the same ranking, interest rate, maturity and other terms as the previously issued Notes, except for the issue date and, under certain circumstances, the public offering price and the initial Interest Payment Date. Any additional notes having such similar terms, together with the previously issued Notes, will constitute a single series of Securities under the Indenture; provided, however, that, in the event that additional notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, the Company shall cause such additional notes to be issued with a separate

CUSIP number or other applicable identifying number so that they are distinguishable from such previously issued Notes. No additional notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

Section 2.03 Maturity. The Notes will mature on May 15, 2032.

Section 2.04 Interest. The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the Issue Date or the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 5.125% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2025 to the person in whose name the note is registered at the close of business on the immediately preceding May 1 and November 1, respectively (whether or not a Business Day) (each, a “Regular Record Date”).

Section 2.05 Global Securities. The Notes will initially be issued in the form of one or more permanent Global Securities in definitive, fully registered form.

Section 2.06 Form of Notes; Denomination. The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 2.07 Depositary. The Depository Trust Company, a New York corporation, will initially act as Depositary with respect to the Notes.

ARTICLE III

OPTIONAL REDEMPTION

Section 3.01 Optional Redemption. The Notes shall be redeemable at the option of the Company as set forth under the heading “Optional Redemption” in the form of security set forth in Exhibit A hereto.

Section 3.02 Applicability of Certain Redemption Provisions in Base Indenture. The provisions of Article IV of the Base Indenture shall be applicable to any redemption of Notes pursuant to this Article III.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01 Change of Control. (a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem such Notes in accordance with Section 3.01 of this Third Supplemental Indenture, the Holders of such Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of their Notes pursuant to an offer described in this Section 4.01 (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event with respect to the Notes or, at our option, prior to a Change of Control but after the public announcement of the pending Change of Control, the Company shall mail, or cause to be mailed, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to Holders of such Notes and the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The notice shall, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(d) The Paying Agent shall promptly pay to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee shall promptly authenticate and mail or otherwise deliver in accordance with the applicable procedures of DTC, to each such Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note shall be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflicts.

(f) The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event with respect thereto if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption for all outstanding Notes has been given previous to, or concurrently with, the Change of Control in accordance with Section 3.01 of this Third Supplemental Indenture unless and until there is a default in payment of the applicable redemption price.

(g) If Holders of not less than 90% in aggregate principal amount of outstanding Notes validly tender and do not withdraw such Notes in connection with a Change of Control Triggering Event and the Company, or any third party making a repurchase offer in lieu of the Company as described in Section 4.01(f) of this Third Supplemental Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase date pursuant to the repurchase offer described in this Section 4.01, to redeem all Notes that remain outstanding following such repurchase date on a date and at a price in cash equal to the repurchase price described in this Section 4.01.

ARTICLE V

COVENANTS

Section 5.01 Limitation on Liens. Section 6.04 of the Base Indenture shall be applicable to the Notes.

Section 5.02 Sale and Leaseback Transactions. Section 6.05 of the Base Indenture shall be applicable to the Notes.

Section 5.03 Merger, Consolidation and Sale of Assets. Section 6.06 of the Base Indenture shall be applicable to the Notes.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. Section 7.01 of the Base Indenture shall be applicable to the Notes.

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01 Without the Consent of Holders. Section 14.01 of the Base Indenture shall be applicable to the Notes.

Section 7.02 With the Consent of Holders. Section 14.02 of the Base Indenture shall be applicable to the Notes.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01 Satisfaction and Discharge of Indenture. Section 12.02 of the Base Indenture shall be applicable to the Notes.

Section 8.02 Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations. Section 12.03 of the Base Indenture shall be applicable to the Notes. If the Company exercises its “covenant defeasance” option in accordance with Section 12.03 of the Base Indenture, in addition to any covenants specified therein, the Company shall cease to be under any obligation to comply with the covenants set forth in Sections 4.01, 5.01, 5.02 and 5.03 of this Third Supplemental Indenture.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Ratification of Base Indenture. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Third Supplemental Indenture apply solely with respect to the Notes. The rights, privileges, immunities, benefits, protections and indemnities provided to the Trustee under the Base Indenture shall apply to any action or inaction of the Trustee (acting in any capacity hereunder) in connection herewith, including in connection with the execution and delivery of this Third Supplemental Indenture.

Section 9.02 Trust Indenture Act Controls. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in the Indenture which is required to be included in the Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 9.03 Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.04 Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 9.05 Separability Clause. In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.06 Benefits of the Third Supplemental Indenture. Nothing in this Third Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Third Supplemental Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 9.07 Counterparts; Electronic Signatures. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf”, “tif” or “jpg”) transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf”, “tif” or “jpg”) shall be deemed to be their original signatures for all purposes.

Anything in the Base Indenture, the Notes or this Third Supplemental Indenture to the contrary notwithstanding, the words “execution,” “signed,” “signature,” and words of like import in the Base Indenture, the Notes or this Third Supplemental Indenture or in any other certificate, agreement or document related the Base Indenture, the Notes or this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the avoidance of doubt, the Notes may be executed or authenticated by electronic signatures, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 9.08 Governing Law; Waiver of Jury Trial. This Third Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD SUPPLEMENTAL INDENTURE.

Section 9.09 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 9.10 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Third Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 9.11 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

EIDP, INC.

By:	/s/ Laurie Conslato
Name: Laurie Conslato
Title: Vice President, Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee
By:	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

[Signature Page – Third Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

[FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 263534CS6

ISIN No. US263534CS62

EIDP, INC.

5.125% Senior Notes due 2032

No.	$

As revised by the

Schedule of Increases or Decreases in

Global Security attached hereto

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to on the reverse hereof unless otherwise indicated.

Interest. EIDP, Inc. (formerly known as E. I. du Pont de Nemours and Company), a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ____________________ Dollars, as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on May 15, 2032, and to pay interest thereon from May 14, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2025 at the rate of 5.125% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

EIDP, INC.

By:
Name: Laurie Conslato
Title: Vice President, Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:
U.S. Bank Trust Company, National Association
(as successor in interest to U.S. Bank National Association), as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Indenture, dated as of May 15, 2020 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of May 14, 2025 (herein called the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, issued initially in aggregate principal amount to $___________.

Optional Redemption. Prior to March 15, 2032 (the “Par Call Date”), the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of the principal and interest thereon discounted to the Redemption Date (assuming the Securities of this series matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the Securities to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal”

(or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed.

Any redemption and notice of such redemption may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company) by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

In the case of a partial redemption, selection of the Securities of this series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of this series of a principal amount of $2,000 or less will be redeemed in part. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities of this series are held by the Depositary, the redemption of the Securities of this series shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

Except as set forth herein, the Securities of this series will not be redeemable by the Company prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Change of Control. If a Change of Control Triggering Event occurs with respect to the Securities of this series, unless the Company has exercised its option to redeem the Securities of this series in accordance with the provisions set forth in this Security under the heading “Optional Redemption”, Holders of the Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 and any integral multiple of $1,000 in excess thereof) of their Securities as described in Article IV of the Third Supplemental Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment and modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (as defined in the Base Indenture) affected by such amendment, supplement or modification voting as a single class. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The restrictive covenants for this Security are as specified in the Indenture. The Indenture does not limit unsecured debt of the Company or any of its Subsidiaries.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee